SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. N/A)

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

THE PB FINANCIAL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2004

To the Shareholders of The PB Financial Services Corporation:

The Annual Meeting of Shareholders of The PB Financial Services Corporation (the “Company”) will be on Tuesday, May 18, 2004 at 4:30 p.m. at The Peachtree Bank, 9570 Medlock Bridge Road, Duluth, Georgia, for the following purposes:

(1)	To reelect the four current Class III members of the Board of Directors to serve a three-year term expiring at the 2007 Annual Meeting of Shareholders, and upon the election and qualification of their successors; and

(2)	To transact other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 1, 2004, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting.

To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and cast your vote in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

Kelly J. Johnson
Corporate Secretary

April 16, 2004

THE PB FINANCIAL SERVICES CORPORATION
9570 Medlock Bridge Road
Duluth, Georgia 30097
(770) 814-8100

PROXY STATEMENT FOR 2004 ANNUAL MEETING

INTRODUCTION

The Board of Directors of The PB Financial Services Corporation (the “Company”) is furnishing this Proxy Statement in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, May 18, 2004, and at any adjournments thereof. In addition to this solicitation by mail, the officers and employees of the Company and its wholly-owned subsidiary, The Peachtree Bank (the “Bank”), without additional compensation, may solicit Proxies in favor of the Proposal, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares, where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The Company will bear the costs of solicitation of Proxies for the Annual Meeting.

This Proxy Statement and the proxy card are first being mailed to shareholders on or about April 16, 2004. If the enclosed proxy card is properly executed, returned, and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the proxy card is signed and returned but specifications are not made, the proxy will be voted FOR the reelection of the nominees to the Board of Directors. The Board of Directors of the Company is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies will be voted by the persons named in the proxies in accordance with their best judgement.

You can revoke your proxy at any time before it is voted by delivering to Kelly J. Johnson, Corporate Secretary of the Company, at the main office of the Company, either written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE AND VOTING RIGHTS

The Board of Directors has fixed the close of business on April 1, 2004 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting. As of the close of business on the record date, the authorized common stock, $5.00 par value (the “Common Stock”), of the Company consisted of 10,000,000 shares, with 1,484,437 shares issued and outstanding. Each issued and outstanding share is entitled to one vote.

Directors are elected by plurality of the shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

Approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with each class as nearly equal in number as possible. The three classes of directors have staggered terms, so that the terms of only approximately one-third of the Board expires at each Annual Meeting of Shareholders and each director serves a three-year term. The current Class III directors, J. Stephen Hurst, Charles A. Machemehl III, J. Paul Maggard, and Monty G. Watson have been nominated for reelection.

The Board proposes that the current Class III directors be reelected as directors of The PB Financial Services Corporation to serve an additional three-year term ending in 2007, and upon the qualification and election of their successors. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated. To be elected, a director nominee must receive more votes than any other nominee for the same seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.

The table below sets forth for each director nominee (a) the person’s name, (b) his age at January 1, 2004, (c) the year he was first elected as a director, and (d) his position with The PB Financial Services Corporation other than a director and his other business experience for the past five years.

Director Nominees

Class III
To serve a term of Three Years Until 2007

		Year
		First	Principal
Name	Age	Elected	Occupation
J. Stephen Hurst	54	1999	Director of The PB Financial Services Corporation and Insurance Agent
Charles A. Machemehl, III	46	1999	Director of The PB Financial Services Corporation and Orthodontist
J. Paul Maggard	42	1999	Director of The PB Financial Services Corporation and Restaurateur
Monty G. Watson	45	1999	Chief Executive Officer, President, and Director of The PB Financial Services Corporation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
THE FOUR NOMINEES NAMED ABOVE.

Continuing Directors

The following persons are directors in the classes with terms expiring in 2005 and 2006.

Class I
Term Expires in 2005

Robert Cheeley	46	1999	Director of The PB Financial Services Corporation and Attorney/Retired
Daniel B. Cowart	45	1999	Director of The PB Financial Services Corporation and Real Estate Developer
Paul D. Donaldson	57	1999	Director of The PB Financial Services Corporation and Real Estate Developer

Class II
Term Expires in 2006

Charles L. Douglas	79	1999	Director of The PB Financial Services Corporation and Insurance Agent/Retired
Dexter R. Floyd	57	1999	Director of The PB Financial Services Corporation and Direct Mail Advertising/Printing
J. Edwin Howard	75	1999	Director of The PB Financial Services Corporation and Retired
John J. Howard	44	1999	Chairman of the Board of The PB Financial Services Corporation and Retail/Hardware

MEETINGS AND COMMITTEES OF THE BOARD

During the year ended December 31, 2003, the Board of Directors of the Company had twelve meetings. All incumbent directors attended at least 75% of the meetings. Additionally, during the year ended December 31, 2003, the Board of Directors of the Bank held 12 meetings. The directors of the Bank are the same as those of the Company.

The Board of Directors of the Bank has established an Audit Committee, which reviews the annual report and internal report of the independent public accountants, reports the findings to the Board of Directors, and appoints the independent auditors. The Board of Directors has not adopted a written charter for the Audit Committee. The Audit Committee members are Charles L. Douglas, Paul D. Donaldson, Dexter R. Floyd, and J. Edwin Howard. Each of these members meets the requirements for independence as defined by the National Association of Securities Dealers, Inc. listing standards. Although none of the Audit Committee members meets the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee expert,” the Board believes that each has the financial knowledge, business experience and independent judgment for service on the Audit Committee. The Audit Committee held four meetings during the year ended December 31, 2003.

Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Company’s 2003 audited consolidated financial statements.

•	The Audit Committee has reviewed and discussed the 2003 audited consolidated financial statements with management;

•	The Audit Committee has discussed with the independent auditors, Porter Keadle Moore, LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the consolidated financial statements;

•	The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence; and

•	Based on review and discussions of the 2003 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the 2003 audited consolidated financial statements be included in the Annual Report on Form 10-KSB.

March 23, 2004

Audit Committee:	Charles L. Douglas Paul D. Donaldson Dexter R. Floyd J. Edwin Howard

The Company does not have a standing nominating committee for director nominees and has not adopted a nominating committee charter. Rather, the full Board of Directors participates in the consideration of director nominees. Each of the Company’s directors, except for Mr. Watson, is an independent director under the National Association of Securities Dealers’ definition of “independent director.” Since the Company is a small business issuer and only one of its directors is not independent, the Company believes a standing nominating committee for director nominees is not necessary. See “Director Nominations and Shareholder Communications” on page 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

In the first half of 2003, each director received an annual retainer of $3,000 payable in monthly installments of $250, increasing to a monthly installment of $500 beginning in July. In addition, each director received fees of $500 for each meeting of the Board of Directors of the Bank. In the first half of 2003, each director received $250 for each meeting of the Board of Directors of the Company, increasing to $500 per meeting in July. In addition, each non-employee director received fees of $300 for each Loan Committee, Executive Committee, Investment/ALCO Committee, Audit Committee, Trust Committee or Branch Committee meeting attended for the first half of 2003, increasing to $450 per meeting attended beginning July 2003, with the exception of the Executive Committee, which increased to $600 per meeting attended. A director who is an employee of the Bank receives no fees or other compensation for serving as a member of a Board Committee.

In June 2001, the Bank established a retirement plan with an endorsement split dollar life insurance plan for the members of the Board of Directors. The Director Plan is called the Director Supplemental Retirement Plan—Defined Contribution and was designed to provide an annual retirement benefit, to be paid to each director upon retirement from the board and a death benefit to be paid to the director’s beneficiary upon his or her death. This plan is also designed to provide these benefits with the least risk to the Bank’s safety and soundness and at the least possible cost. The plan provides retirement benefits in two ways, with an index formula and with fee deferrals. The index used in the plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Bank keeps the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the director. At retirement, this liability reserve account is paid out over a specified period of years. In addition, the annual earnings in excess of the opportunity costs are paid out annually after retirement. These payments will continue for the life of the director. The fee deferral part of the retirement plan is optional. Each director may elect to defer all or a portion of his current director’s fees for a five-year period. In addition, deferred fees will be credited with interest at a rate indexed to current market conditions. The Bank’s obligations under the retirement plan are unfunded; however, the Bank has purchased life insurance policies on each insurable director that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan’s costs at his or her death. The Bank is the sole owner of all of the policies.

The life insurance benefit for each insurable director is being provided by an Endorsement Split Dollar Plan. The Bank endorses 80% of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each participant for payment to the designated beneficiary of that director. The Bank owns the policy and its entire cash surrender value as well as the remainder of the death benefit.

EXECUTIVE OFFICERS

Monty G. Watson and Kelly J. Johnson are executive officers of the Company. Mr. Watson has served as President and Chief Executive Officer of the Company since its inception in 1999 and the Bank since its inception in 1998.

Ms. Johnson has served as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company since its inception in 1999, and Senior Vice President, Chief Financial Officer and Chief Operating Officer of the Bank since its inception in 1998. Ms. Johnson is 47 years old.

The following table sets forth certain summary information concerning the compensation paid or granted to the Company’s chief executive officer and executive officer who earned more than $100,000 in compensation in fiscal year 2003.

Cash Compensation Table

				Other (1)
				Annual
Name and Principal Position	Year	Salary	Bonus	Compensation
Monty G. Watson, President and	2003	$195,000	$75,000	$3,000
Chief Executive Officer	2002	$176,288	$50,000	—
	2001	$171,167	$26,000	$1,563

Kelly J. Johnson, Senior Vice	2003	$117,333	$20,000	$2,062
President and Chief Financial	2002	$103,972	$15,000	$2,036
Officer	2001	$94,475	$15,000	$1,575

(1)	Other annual compensation represents amounts the Bank contributed to 401(k) plan on behalf of the executives named in the Summary Compensation table.

Information with respect to certain perquisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure.

Executive Supplemental Retirement Plan. In June 2001, the Bank established a retirement plan with an endorsement split dollar life insurance plan in which the executives named in the Summary Compensation table participate called the Executive Supplemental Retirement Plan—Defined Contribution, designed to provide an annual retirement benefit that will grow on a tax-deferred basis. These benefits, when added to the retirement benefits that will be provided by the Bank’s qualified plan and social security, will provide the executives with benefit levels comparable to other Bank employees when measured as a percentage of salary at the time of retirement. This plan is also designed to provide these benefits with the least risk to the Bank’s safety and soundness and at the least possible cost. The plan provides retirement benefits in two ways, with an index formula and with salary deferrals. The index used in the plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Bank keeps the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the executive. At retirement, this liability reserve account is paid out over a specified period of years. In addition, the annual earnings in excess of the opportunity costs are paid out annually after retirement. These payments will continue for the life of the executive. The salary deferral part of the retirement plan is optional. The executive may elect to defer all or a portion of his current salary for a five-year period. In addition, the deferred salary will be credited with interest at a rate indexed to current market conditions. The Bank’s obligations under the retirement plan are unfunded; however, the Bank has purchased life insurance policies on the executives that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan’s costs at his or her death. The Bank is the sole owner of the policies. The life insurance benefit for each executive is being provided by an Endorsement Split Dollar Plan. The Bank endorses 80% of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each participant for payment to the designated beneficiary of that executive. The Bank owns the policy and its entire cash surrender value as well as the remainder of the death benefit.

Stock Options. The following tables contain, with respect to the persons named in the Summary Compensation table, information concerning the number of PB Financial Services Corporation stock options held, the number currently exercisable, and the value of the exercisable options. On October 20, 1998, The Peachtree Bank granted Mr. Watson an option to purchase 20,000 shares at $10 per share and granted Ms. Johnson an option to purchase 5,000 shares of The Peachtree Bank common stock at $10 per share, with all shares being exercisable on the date of grant. Upon the reorganization of the Bank to a holding company structure, each option to purchase one share of The Peachtree Bank common stock was converted into an option to purchase one share of The PB Financial Services Corporation common stock. On May 16, 2000, The PB Financial Services Corporation granted Mr. Watson an option to purchase 8,000 shares and granted Ms. Johnson an option to purchase 2,500 shares of The PB Financial Services Corporation common stock, both at $10 per share. On July 1, 2002, The PB Financial Services Corporation granted Mr. Watson an option to purchase 12,000 shares and granted Ms. Johnson an option to purchase 3,500 shares of The PB Financial Services Corporation common stock, both at $13.61 per share. On August 19, 2003, The PB Financial Services Corporation granted Mr. Watson an option to purchase 10,000 shares and granted Ms. Johnson an option to purchase 5,000 shares of The PB Financial Services Corporation common stock, both at a price of $18.25 per share (see table below).

	Option Grants in 2003
	Number of Shares	Percent of Total	Exercise
	Underlying Stock	Options Granted to	Price	Expiration
Name	Options	Employees in 2003	Per Share	Date
Monty G. Watson	10,000	29%	$18.25	8/18/2013
Kelly J. Johnson	5,000	15%	$18.25	8/18/2013

Fiscal Year-end Option Values

Value of Unexercised
	No. of Unexercised	In-the-Money
	Options at 12/31/03	Options at 12/31/03
Name	# Exercisable/Unexercisable	# Exercisable/Unexercisable
Monty G. Watson	27,200/22,800	$215,736/$70,944
Kelly J. Johnson	7,200/8,800	$56,873/$21,242

At December 31, 2003, the per share market value of the Company’s common stock was $18.25. Fair market value is based on the final trade of 2003.

CERTAIN TRANSACTIONS

The PB Financial Services Corporation’s directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with The Peachtree Bank and are expected to continue these relationships in the future. In the opinion of The Peachtree Bank’s management, the extensions of credit made by The Peachtree Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

OWNERSHIP OF PB FINANCIAL SERVICES COMMON STOCK

Management Stock Ownership

The following table presents information about each of the directors and executive officers of The PB Financial Services Corporation and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of The PB Financial common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

	Number of Shares		Percent
	Beneficially Owned at		Of
Name	The Record Date		Class (%)
(a) Directors
Robert D. Cheeley	94,999	(1)	5.59%
Daniel B. Cowart	87,255	(2)	5.14%
Paul D. Donaldson	61,092	(3)	3.60%
Charles L. Douglas	23,796	(4)	1.40%
Dexter R. Floyd	98,157	(5)	5.78%
J. Edwin Howard	20,636	(6)	1.22%
John J. Howard	70,073	(7)	4.13%
J. Stephen Hurst	33,277	(8)	1.96%
Charles Machemehl, III	81,036	(9)	4.77%
J. Paul Maggard	93,577	(10)	5.51%
Monty G. Watson	62,075	(11)	3.66%
(b) Executive Officer
Kelly J. Johnson	15,525	(12)	.91%
(c) Executive Officers and Directors
As a Group (12 persons)	741,498		43.67%

1)	Consists of 27,348 shares held by Cheeley Investments, 21,047 shares held in the RDC Family Trust, 5,480 shares held jointly with Mr. Cheeley’s spouse, 10,000 shares held by Mr. Cheeley’s spouse, as to which beneficial ownership is shared, and 8,217 shares held by Mr. Cheeley as custodian for his minor children; also includes option to purchase 22,907 shares of The PB Financial Services Corporation common stock.

2)	Includes 34,348 shares held by Mr. Cowart’s spouse as custodian for their minor children, as to which beneficial ownership is shared; also includes option to purchase 22,907 shares of The PB Financial Services Corporation common stock.

3)	Includes 1,370 shares held in Mr. Donaldson’s IRA plan, 2,420 shares held by Mr. Donaldson’s spouse in an IRA plan, 500 shares held by Mr. Donaldson’s spouse and 9,847 shares held by Con-Structural Enterprises, Inc. to which beneficial ownership is shared; also includes option to purchase 18,035 shares of The PB Financial Services Corporation common stock.

4)	Includes 3,075 shares held by Mr. Douglas’ spouse as to which beneficial ownership is shared; also includes option to purchase 7,982 shares of The PB Financial Services Corporation common stock.

5)	Includes of 5,536 shares held by Mr. Floyd’s spouse and 5,672 shares held by Mr. Floyd’s adult children and 7,200 shares held in trust for his adult children as to which beneficial ownership is shared; also includes option to purchase 18,707 shares of The PB Financial Services Corporation common stock.

6)	Includes 3,000 shares held by Mr. Howard’s spouse as to which beneficial ownership is shared; also includes option to purchase 7,636 shares of The PB Financial Services Corporation common stock.

7)	Includes 1,000 shares held by Mr. Howard’s spouse, 800 shares held by Mr. Howard’s spouse as custodian for their minor children, and 5,480 shares held in Mr. Howard’s IRA plan; also includes option to purchase 21,227 shares of The PB Financial Services Corporation common stock.

8)	Includes 5,000 shares held in Mr. Hurst’s IRA plan, 5,480 shares held in Mr. Hurst’s 401-k plan, and 6,488 shares held by Mr. Hurst’s spouse in an IRA plan; also includes option to purchase 7,636 shares of The PB Financial Services Corporation common

9)	Includes option to purchase 15,271 shares of The PB Financial Services Corporation common stock.

10)	Includes 900 shares held by Mr. Maggard as custodian for his minor children; also includes option to purchase 15,890 shares of The PB Financial Services Corporation common stock.

11)	Includes 7,100 shares held in Mr. Watson’s IRA plan and 2,055 shares held by Mr. Watson as custodian for his minor children; also includes 11,021 shares held jointly by Mr. Watson’s spouse and father-in-law as to which beneficial ownership is shared; also includes option to purchase 27,200 shares of The PB Financial Services Corporation common stock.

12)	Includes 2,845 shares held in Ms. Johnson’s IRA plan; also includes option to purchase 7,200 shares of The PB Financial Services Corporation common stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who own more than 10% of the Company’s outstanding Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the reports they file.

To the Company’s knowledge, based solely upon a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers, and greater than ten percent shareholders have complied with applicable Section 16(a) filing requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

Porter Keadle Moore, LLP (PKM) is the accounting firm responsible for preparing an audited report of the Company’s financial statements in 2003. A representative from PKM is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees and Other Fees Paid to Independent Accountants

Audit Fees

The aggregate fees billed by PKM for professional services rendered in connection with the (i) audit of the Company’s annual financial statements for 2003 and 2002, and (ii) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB during those fiscal years were approximately $52,200 and $44,200, respectively.

Audit Related Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by PKM for audit related fees in 2003 or 2002 were approximately $21,500 and $18,200, respectively. These fees were primarily related to outsourced internal audit services performed pursuant to an agreement entered into prior to May 2003.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by PKM for tax compliance, tax advice, and tax planning were approximately $8,700 and $7,000 in 2003 and 2002, respectively. These fees were primarily related to the preparation of the Company’s income tax returns and quarterly estimated tax payment calculations.

All Other Fees

In addition to the fees outlined above, PKM billed fees in the amounts of approximately $9,600 and $8,100 in fiscal years 2003 and 2002, respectively, for additional services rendered during each of those years. These fees were primarily related to procedures performed related to the trust department and IT review procedures.

The audit committee has considered the provision of non-audit related services by our principal accountant and has determined that the provision of these services is consistent with maintaining the independence of the Company’s principal accountant.

The fees billed by PKM are pre-approved by the audit committee of the Company in accordance with the policies and procedures for the audit committee. The audit committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2003, 94% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Director Nominations

The full Board of Directors of the Company participates in the consideration of director nominees. The Board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of the Bank, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Board deems relevant.

The Board has adopted a policy regarding shareholder communications and director nominations. The Board will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.

To submit a recommendation of a director candidate to the Board , a shareholder must submit the following information in writing, addressed to the Corporate Secretary, at the main office of the Company at 9570 Medlock Bridge Road, Duluth, Georgia 30097.

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5.	A statement as to the qualification of the nominee.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statements was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Other Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company’s principal office at 9570 Medlock Bridge Road, Duluth, Georgia 30097. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Shareholder Proposals For 2005 Annual Meeting

Any shareholder proposal submitted for consideration at the next Annual Meeting of Shareholders must be received at the principal offices of the Company not later than December 1, 2004, to be included in the 2005 proxy materials. A shareholder must notify the Company before February 1, 2005 of a proposal in the 2005 Annual Meeting which the shareholder intends to present other than by inclusion in the Company’s proxy materials. If the Company does not receive such notice prior to February 1, 2005, proxies solicited by management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter. SEC Rule 14a-8 provides additional information regarding the content and procedures applicable to submission of shareholder proposal to be included in the Company’s 2005 proxy statement.

AVAILABLE INFORMATION

A copy of the Company’s Annual Report on Form 10-KSB is available upon request (except for the exhibits thereto) without charge. Shareholders may request a copy of the “Form 10-KSB” by contacting Kelly J. Johnson, The PB Financial Services Corporation, 9570 Medlock Bridge Road, Duluth, Georgia, 30097 (Telephone: 770-814-8100).

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental thereto, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

April 16, 2004

PROXY

THE PB FINANCIAL SERVICE CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Monty G. Watson and Kelly J. Johnson, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of The PB Financial Services Corporation, which the undersigned would be entitled to vote if personally present at the Annual Shareholders Meeting of The PB Financial Services Corporation to be held at the main office of The Peachtree Bank located at 9570 Medlock Bridge Road, Duluth, Georgia, on Tuesday, May 18, 2004, at 4:30 p.m., local time, and at any adjournment or postponement thereof (the “Annual Meeting”) upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, dated April 16, 2004, the receipt of which is acknowledged in the manner specified below.

PROPOSAL:	To elect the following persons to serve as directors for a three-year term until the next annual meeting:

NOMINEES:	J. Stephen Hurst, Charles A. Machemehl III, J. Paul Maggard, and Monty G. Watson

☐	FOR all nominees (except as may be noted below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

To withhold authority to vote for any nominee, write that nominee’s name below.

     In the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ABOVE.

     Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2004

Signature

Signature if held jointly

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE PB FINANCIAL SERVICES CORPORATION
AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

I ______will          ______ will not attend the Annual Meeting.